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EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1999 Stock Incentive Plan of iTurf Inc. of our report dated February 28, 1999 (except for the second paragraph of Note 1, as to which the date is April 1, 1999), with respect to the financial statements of iTurf Inc. included in its Registration Statement (Form S-1 No. 333-71123) and related Prospectus for the registration of 4,830,000 shares of Class A Common Stock filed with the Securities and Exchange Commission on April 9, 1999.

ERNST & YOUNG LLP
New York, New York
November 29, 1999


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